Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS 2020 SECOND QUARTER RESULTS

MORRISTOWN, NJ, July 30, 2020 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the three and six months ended June 30, 2020.

	Three Months Ended June 30,
	2020	2019

	(Unaudited, $ in millions)
Revenue	$454	$467
Net loss	$(13)	$(21)
Adjusted EBITDA	$96	$94
Net cash provided by operating activities	$94	$50
Free Cash Flow	$62	$21
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Key Highlights

•	Strong Q2 results reflect decisive response to business conditions

•	Waste markets recovering from initial pandemic levels

•	Effectively navigating a challenging operating environment

“Our business performed well in the second quarter under difficult circumstances,” said Covanta's President and CEO Stephen J. Jones. “Covanta adapted quickly to the emerging COVID-19 pandemic, implementing steps to protect employees, ensure continued reliable operations at our facilities, and reduce costs to mitigate financial impacts. Overall business conditions remain challenging and there remains significant macro uncertainty, but we have seen meaningful recovery in our core waste markets from the initial months of the crisis, which benefited results as we exited the quarter. Covanta is a resilient company, built on critical infrastructure and outstanding employees, and these unprecedented times highlight the underlying stability of our business.”

More detail on our second quarter results can be found in the exhibits to this release and in our second quarter 2020 earnings presentation found in the Investor Relations section of the Covanta website at www.covanta.com.

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Friday, July 31, 2020 to discuss its second quarter results.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate on the live call, please dial 1-888-317-6003 (US) or 1-412-317-6061 (international) approximately 15 minutes prior to the scheduled start of the call and enter the passcode 0066556. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Waste-to-Energy ("WtE") facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle 500,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(Unaudited) (In millions, except per share amounts)
OPERATING REVENUE:
Waste and service revenue	$344	$359	$690	$686
Energy revenue	78	72	171	166
Recycled metals revenue	20	21	37	42
Other operating revenue	12	15	24	26
Total operating revenue	454	467	922	920
OPERATING EXPENSE:
Plant operating expense	340	354	701	713
Other operating expense, net	14	16	26	33
General and administrative expense	26	31	56	61
Depreciation and amortization expense	56	55	114	110
Impairment charges (a)	—	1	19	1
Total operating expense	436	457	916	918
Operating income	18	10	6	2
OTHER (EXPENSE) INCOME:
Interest expense	(34)	(36)	(68)	(72)
Net (loss) gain on sale of business and investments (a)	—	(2)	9	48
Other (expense) income, net	(1)	1	(2)	2
Total other expense	(35)	(37)	(61)	(22)
Loss before income tax benefit and equity in net income from unconsolidated investments	(17)	(27)	(55)	(20)
Income tax benefit	4	3	9	1
Equity in net income from unconsolidated investments	—	3	1	3
Net loss	$(13)	$(21)	$(45)	$(16)

Weighted Average Common Shares Outstanding:
Basic	132	131	132	131
Diluted	132	131	132	131

Loss Per Share:
Basic	$(0.10)	$(0.16)	$(0.34)	$(0.12)
Diluted	$(0.10)	$(0.16)	$(0.34)	$(0.12)

Cash Dividend Declared Per Share	$0.08	$0.25	$0.33	$0.50
(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	June 30,	December 31,
	2020	2019

	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$39	$37
Restricted funds held in trust	10	18
Receivables (less allowances of $6 and $9, respectively)	231	240
Prepaid expenses and other current assets	103	105
Total Current Assets	383	400
Property, plant and equipment, net	2,431	2,451
Restricted funds held in trust	8	8
Intangible assets, net	247	258
Goodwill	302	321
Other assets	285	277
Total Assets	$3,656	$3,715
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$18	$17
Current portion of project debt	9	8
Accounts payable	71	36
Accrued expenses and other current liabilities	282	292
Total Current Liabilities	380	353
Long-term debt	2,387	2,366
Project debt	119	125
Deferred income taxes	360	372
Other liabilities	130	123
Total Liabilities	3,376	3,339
Equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 132 shares)	14	14
Additional paid-in capital	867	857
Accumulated other comprehensive loss	(51)	(35)
Accumulated deficit	(550)	(460)
Treasury stock, at par	—	—
Total Equity	280	376
Total Liabilities and Equity	$3,656	$3,715

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Six Months Ended June 30,
	2020	2019

	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net loss	$(45)	$(16)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	114	110
Amortization of deferred debt financing costs	2	2
Net gain on sale of business and investments (a)	(9)	(48)
Impairment charges (a)	19	1
Provision for expected credit losses	1	2
Stock-based compensation expense	14	15
Equity in net income from unconsolidated investments	(1)	(3)
Deferred income taxes	(9)	(4)
Dividends from unconsolidated investments	3	5
Other, net	3	3
Change in working capital, net of effects of acquisitions and dispositions	62	18
Changes in noncurrent assets and liabilities, net	1	2
Net cash provided by operating activities	155	87
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(79)	(93)
Acquisition of businesses, net of cash acquired	—	2
Proceeds from the sale of assets, net of restricted cash	3	26
Investment in equity affiliate	(10)	(8)
Other, net	(8)	(1)
Net cash used in investing activities	(94)	(74)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	9	14
Proceeds from borrowings on revolving credit facility	256	359
Payments on long-term debt	(9)	(8)
Payments on revolving credit facility	(237)	(248)
Payments on project debt	(5)	(13)
Cash dividends paid to stockholders	(68)	(68)
Payment of insurance premium financing	(16)	(14)
Proceeds from related party note	9	—
Other, net	(5)	(8)
Net cash (used in) provided by financing activities	(66)	14
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(6)	27
Cash, cash equivalents and restricted cash at beginning of period	63	105
Cash, cash equivalents and restricted cash at end of period	$57	$132

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Loss and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(Unaudited, in millions)
Net loss	$(13)	$(21)	$(45)	$(16)
Depreciation and amortization expense	56	55	114	110
Interest expense	34	36	68	72
Income tax benefit	(4)	(3)	(9)	(1)
Impairment charges (a)	—	1	19	1
Net loss (gain) on sale of businesses and investments (b)	—	2	(9)	(48)
Loss on asset sales	2	1	2	2
Accretion expense	—	—	1	1
Business development and transaction costs	—	1	—	1
Severance and reorganization costs (c)	1	1	1	8
Stock-based compensation expense	6	7	14	15
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	6	6	12	12
Capital type expenditures at client owned facilities (d)	5	7	19	20
Other (e)	3	1	6	1
Adjusted EBITDA	$96	$94	$193	$178

(a)	During the six months ended June 30, 2020, we recorded a $19 million non-cash impairment charge related to our Covanta Environmental Solutions reporting unit.

(b)	During the six months ended June 30, 2020, we recorded a $9 million gain related to the Newhurst Energy Recovery Facility development project.
During the six months ended June 30, 2019, we recorded a $57 million gain related to the Rookery South Energy Recovery Facility development project and a $12 million loss related to the divestiture of our Springfield and Pittsfield WtE facilities.

(c)
During the six months ended June 30, 2019, we recorded $8 million of costs related to our ongoing asset rationalization and portfolio optimization efforts, early retirement program, and certain organizational restructuring activities.

(d)	Adjustment for capital equipment related expenditures at our service fee operated facilities which are capitalized at facilities that we own.

(e)	Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$94	$50	$155	$87
Capital type expenditures at client owned facilities (a)	5	7	19	20
Cash paid for interest	9	12	48	59
Cash paid for taxes, net	—	3	1	4
Equity in net income from unconsolidated investments	—	3	1	3
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	6	6	12	12
Dividends from unconsolidated investments	(3)	(5)	(3)	(5)
Adjustment for working capital and other	(15)	18	(40)	(2)
Adjusted EBITDA	$96	$94	$193	$178
(a) See Adjusted EBITDA reconciliation above - Note (d).

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(Unaudited, in millions)
Net cash provided by operating activities	$94	$50	$155	$87
Add: Changes in restricted funds - operating (a)	—	5	(2)	5
Less: Maintenance capital expenditures (b)	(32)	(34)	(72)	(65)
Free Cash Flow	$62	$21	$81	$27

(a) Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents and restricted funds provided by operating activities.

(b) Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Maintenance capital expenditures	$(32)	$(34)	$(72)	$(65)
Net maintenance capital expenditures paid but incurred in prior periods	(3)	—	2	(6)
Total ash processing system	—	—	(8)	(1)
Capital expenditures associated with the New York City MTS contract	—	(6)	—	(17)
Capital expenditures associated with organic growth initiatives	(1)	(1)	(1)	(4)
Total capital expenditures associated with growth investments (c)	(1)	(7)	(9)	(22)
Capital expenditures associated with property insurance events	—	—	—	—
Total purchases of property, plant and equipment	$(36)	$(41)	$(79)	$(93)

(c) Total growth investments represents investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures, net of third party loans collateralized by unconsolidated project equity.

Capital expenditures associated with growth investments	$(1)	$(7)	$(9)	$(22)
UK business development projects	(8)	—	(9)	(1)
Investment in equity affiliate	—	(5)	(10)	(8)
Asset and business acquisitions, net of cash acquired	—	—	—	2
Less: third party project loan proceeds collateralized by project equity	—	—	9	—
Total growth investments	$(9)	$(12)	$(19)	$(29)

Covanta Holding Corporation		Exhibit 6
Supplemental Information
(Unaudited, $ in millions)
	Three Months Ended June 30,
	2020	2019
REVENUE:
Waste and service revenue:
WtE tip fees	$158	$162
WtE service fees	114	116
Environmental services (a)	31	37
Municipal services (b)	60	62
Other (c)	10	10
Intercompany (d)	(28)	(28)
Total waste and service	344	359
Energy revenue:
Energy sales	57	58
Capacity	10	12
Other (e)	11	2
Total energy	78	72
Recycled metals revenue:
Ferrous	10	13
Non-ferrous	9	8
Total recycled metals	20	21
Other revenue (f)	12	15
Total revenue	$454	$467

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$81	$83
Other plant operating expense	259	272
Total plant operating expense	340	354
Other operating expense	14	16
General and administrative	26	31
Depreciation and amortization	56	55
Impairment charges	—	1
Total operating expense	$436	$457

Operating income	$18	$10

Plus: impairment charges	—	1
Operating income excluding impairment charges	$18	$11

(a) Includes the operation of material processing facilities and related services provided by our Covanta Environmental Solutions business.
(b) Consists of transfer stations and the transportation component of our NYC Marine Transfer Station contract.
(c) Includes waste brokerage, debt service and other revenue not directly related to WtE waste processing activities.
(d) Consists of elimination of intercompany transactions primarily relating to transfer stations.
(e) Primarily components of wholesale load serving revenue not included in Energy sales line, such as transmission and ancillaries.
(f) Consists primarily of construction revenue.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation						Exhibit 7
Revenue and Operating Income Changes - Q2 2019 to Q2 2020
(Unaudited, $ in millions)

	Q2 2019	Organic Growth (a)%		Contract Transitions (b)	Transactions (c)	Total Changes	Q2 2020
REVENUE:
Waste and service:
WtE tip fees	$162	$(2)	(1.3)%	$—	$(2)	$(4)	$158
WtE service fees	116	(4)	(3.4)%	2	—	(2)	114
Environmental services	37	(6)	(16.2)%	—	—	(6)	31
Municipal services	62	(1)	(2.2)%	—	(1)	(3)	60
Other revenue	10	1	7.8%	—	—	1	10
Intercompany	(28)	(1)		—	—	(1)	(28)
Total waste and service	359	(13)	(3.7)%	2	(4)	(15)	344
Energy:
Energy sales	58	(1)	(1.4)%	—	—	(1)	57
Capacity	12	(2)	(14.0)%	—	—	(2)	10
Other	2	9	—%	—	—	9	11
Total energy	72	7	9.0%	—	(1)	6	78
Recycled metals:
Ferrous	13	(2)	(17.7)%	—	—	(2)	10
Non-ferrous	8	1	7.7%	—	—	1	9
Total recycled metals	21	(2)	(7.5)%	—	—	(2)	20
Other revenue	15	(3)	(20.4)%	—	—	(3)	12
Total revenue	$467	$(11)	(2.4)%	$2	$(4)	$(14)	$454

OPERATING EXPENSE:
Plant operating expense:
Plant maintenance	$83	$(2)	(2.2)%	$—	$—	$(2)	$81
Other plant operating expense	272	(10)	(3.6)%	1	(4)	(12)	259
Total plant operating expense	354	(12)	(3.2)%	1	(5)	(15)	340
Other operating expense	16	(3)		—	—	(3)	14
General and administrative	31	(4)		—	—	(4)	26
Depreciation and amortization	55	1		—	—	1	56
Total operating expense	$456	$(17)		$1	$(5)	$(20)	$436
Operating income excluding impairment charges	$11	$6		$—	$—	$7	$18

(a) Reflects performance on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures, new projects and the addition or loss of operating contracts.

Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation		Exhibit 8
Operating Metrics
(Unaudited)
	Three Months Ended June 30,
	2020	2019
WtE Waste
Tons: (in millions)
Tip fee- contracted	2.15	2.29
Tip fee- uncontracted	0.52	0.43
Service fee	2.51	2.70
Total tons	5.19	5.41
Tip Fee revenue per ton:
Tip fee- contracted	$54.37	$54.16
Tip fee- uncontracted	$78.71	$89.06
Average tip fee	$59.10	$59.66
WtE Energy
Energy sales: (MWh in millions)
Contracted	0.48	0.47
Hedged	0.87	0.73
Market	0.18	0.37
Total energy	1.52	1.57
Market sales by geography: (MWh in millions)
PJM East	—	0.2
NEPOOL	—	0.1
NYISO	—	—
Other	0.1	0.1
Revenue per MWh (excludes capacity and other energy revenue):
Contracted	$69.06	$66.00
Hedged	$23.76	$26.42
Market	$17.85	$21.69
Average revenue per MWh	$37.25	$37.19
Metals
Tons Recovered: (in thousands)
Ferrous	115.7	110.8
Non-ferrous	12.3	12.5
Tons Sold: (in thousands)
Ferrous	99.2	94.9
Non-ferrous	8.1	6.7
Revenue per ton:
Ferrous	$104	$132
Non-ferrous	$1,123	$1,255
WtE plant operating expense: ($ in millions)
Plant operating expense - gross	$274	$278
Less: Client pass-through costs	(10)	(12)
Less: REC sales - contra-expense	(3)	(2)
Plant operating expense, net	$261	$264

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Hedged energy sales includes the energy component of wholesale load serving. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding.

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA and Free Cash Flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are conducted through unconsolidated investments, we adjust EBITDA for our proportionate share of the entity's depreciation and amortization, interest expense, tax expense and other adjustments to exclude significant unusual or non-recurring items that are not directly related to the entity's operating performance. in order to improve comparability to the Adjusted EBITDA of our wholly owned entities. We do not have control, nor have any legal claim to the portion of our unconsolidated investees' revenues and expenses allocable to our joint venture partners. As we do not control, but do exercise significant influence, we account for these unconsolidated investments in accordance with the equity method of accounting. Net income (losses) from these investments are reflected within our consolidated statements of operations in Equity in net income from unconsolidated investments. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and six months ended June 30, 2020 and 2019, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projections of the proportional contribution of our interests in joint ventures to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2020 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection.
Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, plus changes in operating restricted funds, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities.
We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and six months ended June 30, 2020 and 2019, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the

Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important factors, risks, and uncertainties that could cause actual results of Covanta and our joint ventures to differ materially from those forward-looking statements include, but are not limited to:

•
seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and Covanta's ability to renew or replace expiring contracts at comparable prices and with other acceptable terms;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, tax laws, environmental laws, labor laws and healthcare laws;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at Covanta's facilities and Covanta's ability to retain the rights to operate facilities Covanta does not own;

•	Covanta's and the joint ventures ability to avoid adverse publicity or reputational damage relating to its business;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	Covanta's ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	Covanta's ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	Covanta's ability to avoid defaults under its long-term contracts;

•	performance of third parties under its contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by Covanta's existing indebtedness and its ability to perform its financial obligations and guarantees and to refinance its existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of its business;

•	restrictions in its certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	Covanta's and the joint ventures ability to attract and retain talented people;

•	the ongoing effects from the recent COVID-19 outbreak, and the recent significant drop in oil price;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•	other risks and uncertainties affecting Covanta's businesses described periodic securities filings by Covanta with the SEC.

In addition, the current COVID-19 pandemic is significantly impacting the national and global economy and commodity and financial markets. The full extent and impact of the pandemic is unknown and to date has included extreme volatility in financial and commodity markets, a significant slowdown in economic activity, and has raised the prospect of a global recession. The public and private sector response has led to significant restrictions on travel, temporary business closures, quarantines, global stock market volatility and a general reduction in consumer and construction activity globally. Matters outside our control have affected our business and operations and may or may continue to: limit travel of Company representatives to our business units domestically and internationally; adversely affect the health and welfare of our personnel; reduce the volume of waste materials into our facilities and/or the price at which we are able to attract such materials; or prevent important vendors and contractors from performing normal and contracted activities. If significant portions of our workforce are unable to work effectively, including because of illness, quarantines, government actions, travel restrictions, facility closures, social distancing requirements or other restrictions in connection with the pandemic, our operations could be materially impacted. It is possible that the continued spread of COVID-19 could also further cause disruption in our supply chains, adversely affect our business partners, delay our construction activities or cause other unpredictable events.

Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.